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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report on Form 10-K of Quintiles Transnational Corp. of our report dated January 26, 1998 included in the 1997 Annual Report to Shareholders of Quintiles Transnational Corp.

         We also consent to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 33-91026, 333-16553,
333-03603 and 333-40493) and the Registration Statements on Form S-3
(Nos. 333-19009, 333-28919, 333-38181, 333-40497 and 333-48403) of
our report dated January 26, 1998, with respect to the consolidated financial statements incorporated by reference in this Annual Report on Form 10-K of Quintiles Transnational Corp. for the year ended December 31, 1997.


                                                     /s/  Ernst & Young LLP

Raleigh, North Carolina
March 27, 1998